Registration No. 333-_____
As filed with the Securities and Exchange Commission on January 28, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	25-1618281 (I.R.S. Employer Identification No.)

2121 Brooks Avenue, P.O. Box 729, Neenah, WI (Address of principal executive offices)	54957 (Zip Code)

Neenah Enterprises, Inc.
Management Equity Incentive Plan
(Full title of the plan)

GARY W. LACHEY	Copy to:
Corporate Vice President — Finance and Chief Financial Officer Neenah Enterprises, Inc. 2121 Brooks Avenue, P.O. Box 729 Neenah, WI 54957	BRUCE C. DAVIDSON, ESQ. Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, WI 53202
(Name and address of agent for service)
920-725-7000
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities		Maximum	Maximum	Amount of
to be	Amount to be	Offering Price	Aggregate	Registration
Registered (1)	Registered (1)	Per Share (2)	Offering Price (2)	Fee
Common Stock, par value $0.01 per share	729,408 shares	(2)	$4,042,846	$159

(1)	The Neenah Enterprises, Inc. Management Equity Incentive Plan (the “Plan”) provides for the issuance of up to 1,600,000 shares of Common Stock, par value $0.01 per share (“Common Stock”). Of the 1,600,000 shares authorized to be issued pursuant to the Plan, 800,000 of such shares have been issued as restricted stock that has vested, 20,592 shares have been issued as restricted stock units that have vested, 50,000 shares have been issued as restricted stock that has not yet vested, and 729,408 shares are available for future issuance under the Plan. The Plan provides for the possible adjustment of the number of shares outstanding under the Plan in the event of reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, combinations of shares or other changes affecting the corporate structure or shares of Common Stock. This Registration Statement therefore covers, in addition to the above-stated 729,408 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon:

•	the exercise price of $7.77 per share for the 145,000 shares underlying options granted on January 24, 2008, aggregating	$1,126,650
•	the average of the closing bid and asked prices for the Common Stock on the OTC Bulletin Board on January 22, 2008 for the remaining 584,408 shares available under the Plan, aggregating	2,916,196

Total		$4,042,846

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been previously filed by Neenah Enterprises, Inc. (formerly ACP Holding Company) (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated herein by reference by the Registrant:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007;

•	The Registrant’s Current Reports on Form 8-K dated November 16, 2007, December 14, 2007, and January 8, 2008; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (File No. 000-52681), as amended and declared effective by the Commission, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities.
     Not applicable. See third bullet point in Item 3 above.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
Limitations on Liability of Directors
     The Registrant’s certificate of incorporation limits the personal liability of its directors to the corporation and its stockholders to the fullest extent permitted by Delaware law. Specifically, the Registrant’s directors will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.
Indemnification and Insurance
     The Registrant’s bylaws contain provisions indemnifying its directors and officers and providing for the advancement of their expenses to the fullest extent authorized by Delaware law. The indemnification and advancement of expenses provided for under Delaware law is not exclusive of any other rights to which these persons may be entitled.
     In addition, the Registrant maintains directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
     Delaware Law. The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
     A Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.
     To the extent that a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.
     Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
     Bylaws; Other Provisions for Indemnification. The Registrant’s bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent authorized by the Delaware General Corporation Law as it exists or may be amended in the future, and for the advancement of expenses to the fullest extent not prohibited by law. Any amendment or repeal of the indemnification provisions in the Registrant’s bylaws that adversely affects any right of an indemnified person shall not apply with respect to acts or omissions occurring prior to the amendment or repeal. The Registrant’s bylaws provide that the board of directors may authorize indemnification for employees and other agents of the corporation. The Registrant’s bylaws also cover certain procedural matters not dealt with in the Delaware General Corporation Law. Furthermore, the Registrant’s officers or directors who are also officers or directors of subsidiaries of the Registrant may be entitled to indemnification pursuant to provisions of such subsidiaries’ governing corporate laws, articles of incorporation and bylaws.
     Insurance. The Registrant’s directors and officers are covered by directors’ and officers’ insurance policies maintained by the Registrant.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See Exhibit Index following the Signatures page(s) in this Registration Statement, which Exhibit Index is incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
*     *     *     *     *
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the Registrant is relying on Rule 430B:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
*     *     *     *     *
     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on the 28th day of January, 2008.

NEENAH ENTERPRISES, INC.
By:	/s/ Gary W. LaChey
Gary W. LaChey
Corporate Vice President -- Finance and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Osterdorf, Jr. and Gary W. LaChey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ Robert E. Ostendorf, Jr. Robert E. Ostendorf, Jr.	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Gary W. LaChey Gary W. LaChey	Corporate Vice President — Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William M. Barrett	Director
William M. Barrett

/s/ Albert E. Ferrara, Jr.	Director
Albert E. Ferrara, Jr.

/s/ David B. Gendell	Director
David B. Gendell

/s/ Stephen E. K. Graham	Director
Stephen E. K. Graham

/s/ Joseph V. Lash	Director
Joseph V. Lash

/s/ Jeffrey G. Marshall	Director
Jeffrey G. Marshall

*Each of the above signatures is affixed as of January 28, 2008.

NEENAH ENTERPRISES, INC.
(the “Registrant”)
EXHIBIT INDEX
TO REGISTRATION STATEMENT ON FORM S-8
The following exhibits are filed with or incorporated by reference (to the documents identified in parentheses) in this Registration Statement:

Exhibit
Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 10 (File No. 000-52681) as amended and declared effective (the “Form 10”)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Form 10).

*5	Opinion of Quarles & Brady LLP.

*23.1	Consent of Independent Registered Public Accounting Firm, provided by Ernst & Young LLP.

*23.2	Consent of Quarles & Brady LLP (included in Exhibit 5 to this Registration Statement).

*24	Power of Attorney (included as part of the signature pages to this Registration Statement).

99.1	Neenah Enterprises, Inc. Management Equity Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s Proxy Statement dated December 28, 2007 for its 2008 Annual Meeting of Stockholders).

*Filed herewith